UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2019

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 4, 2019, West Bancorporation, Inc. (the "Company") announced that, through its subsidiary West Bank, it is initiating a growth strategy in certain Minnesota markets. West Bank plans to open loan production offices in the following Minnesota communities: St. Cloud, Mankato and Owatonna. West Bank has had a banking office in Rochester, Minnesota since 2013.
It is expected that each location will start with two or three bankers and a banking assistant. In addition, each market will have a community advisory board.
At this time, the Company projects the annualized cost of this growth initiative will be approximately $3 million, primarily consisting of compensation, technology and occupancy costs. It is difficult to predict the timing for revenue. It is hoped breakeven of revenue and expenses will be reached within two years of the opening of such offices. The Company plans to convert the locations from loan production offices to branch banking offices within the first few months of operation, subject to regulatory approval.
West Bank expanded into Minnesota by opening a loan production office in Rochester, Minnesota in April 2013 with no loans or deposits. As of December 31, 2018, this office, which is now a full service branch, had loans totaling $180 million and deposits totaling $60 million. The Company hopes to be successful in these new markets as well.
Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the words "plans," "expects," "will," "strategy," "projects," "predicts," "hopes," or similar references, or references to estimates, predictions or future events, and are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results are described in the "Risk Factors" section of other reports files by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

March 4, 2019	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer